UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2025

SAGIMET BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41742	20-5991472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sagimet Biosciences Inc.

155 Bovet Road, Suite 303,

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 561-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Series A Common Stock, $0.0001 par value per share	SGMT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2025, Sagimet Biosciences Inc. (the “Company”) entered into amended and restated executive employment agreements with certain of its executive officers pursuant to which certain severance provisions were modified to align with market practices, including a second amended and restated executive employment agreement with its principal executive officer, David Happel (the “Happel Agreement”), an amended and restated executive employment agreement with its principal financial officer, Thierry Chauche (the “Chauche Agreement”), and a second amended and restated executive employment agreement with its named executive officer, Eduardo Bruno Martins, M.D., D.Phil. (the “Martins Agreement”, together with the Happel Agreement and the Chauche Agreement, the “Amended Agreements”). Capitalized terms as used herein are defined in the respective Amended Agreements.

Happel Agreement

The Happel Agreement provides that, upon a termination of Mr. Happel’s employment without Cause by the Company or resignation for Good Reason by Mr. Happel, in each case, on or within 12 months after the occurrence of the first event constituting a Change in Control, Mr. Happel is entitled to receive: (i) the sum of (A) 24 months of his base salary; plus (B) an amount equal to 24 months of his Target Bonus plus (C) his Target Bonus for the then-current year, prorated to reflect the number of days Mr. Happel worked at the Company during the applicable year; (ii) if Mr. Happel elects coverage under Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (or equivalent state law) (“COBRA”), the Company shall pay to the group health plan provider or COBRA provider a monthly payment equal to both the monthly employee and the monthly employer contribution that the Company would have made to provide health insurance to Mr. Happel if Mr. Happel had remained employed by the Company until the earliest of (A) the 24 month anniversary of the date of Mr. Happel’s termination; (B) the date Mr. Happel becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of Mr. Happel’s health continuation rights under COBRA; (iii) all stock options and other stock-based awards held by Mr. Happel that are subject vesting shall immediately accelerate and become fully vested and exercisable or nonforfeitable; and (iv) all stock options held by Mr. Happel that are vested as of the date of Mr. Happel’s termination of employment shall remain exercisable until the earlier of the date that is 12 months following the date of Mr. Happel’s termination or the expiration date of such stock option.

Chauche Agreement

The Chauche Agreement provides that, upon a termination of Mr. Chauche’s employment without Cause by the Company or resignation for Good Reason by Mr. Chauche, in each case, on or within 12 months after the occurrence of the first event constituting a Change in Control, Mr. Chauche is entitled to receive: (i) the sum of (A) 15 months of his base salary; plus (B) an amount equal to 15 months of his Target Bonus; plus (C) his Target Bonus for the then-current year, prorated to reflect the number of days Mr. Chauche worked at the Company during the applicable year; (ii) if Mr. Chauche elects coverage under COBRA, the Company shall pay to the group health plan provider or COBRA provider a monthly payment equal to both the monthly employee and the monthly employer contribution that the Company would have made to provide health insurance to Mr. Chauche if he had remained employed by the Company until the earliest of (A) the 15 month anniversary of the date of Mr. Chauche’s termination; (B) the date Mr. Chauche become eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of Mr. Chauche’s health continuation rights under COBRA; (iii) all stock options and other stock-based awards held by Mr. Chauche that are subject vesting shall immediately accelerate and become fully vested and exercisable or nonforfeitable; and (iv) all stock options held by Mr. Chauche that are vested as of the date of Mr. Chauche’s termination of employment shall remain exercisable until the earlier of the date that is 12 months following the date of Mr. Chauche’s termination or the expiration date of such stock option.

Martins Agreement

The Martins provides that, upon a termination of Dr. Martins’ employment without Cause by the Company or resignation for Good Reason by Dr. Martins, in each case, on or within 12 months after the occurrence of the first event constituting a Change in Control, Dr. Martins is entitled to receive: (i) the sum of (A) 15 months of his base salary; plus (B) an amount equal to 15 months of his Target Bonus; plus (C) his Target Bonus for the then-current year, prorated to reflect the number of days Dr. Martins worked at the Company during the applicable year; (ii) if Dr. Martins elects coverage under COBRA, the Company shall pay to the group health plan provider or COBRA provider a monthly payment equal to both the monthly employee and the monthly employer contribution that the Company would have made to provide health insurance to Dr. Martins if he had remained employed by the Company until the earliest of (A) the 15 month anniversary of the date of Dr. Martins’ termination; (B) the date Dr. Martins become eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of Dr. Martins’ health continuation rights under COBRA; (iii) all stock options and other stock-based awards held by Dr. Martins that are subject vesting shall immediately accelerate and become fully vested and exercisable or nonforfeitable; and (iv) all stock options held by Dr. Martins that are vested as of the date of Dr. Martins’ termination of employment shall remain exercisable until the earlier of the date that is 12 months following the date of Dr. Martins’ termination or the expiration date of such stock option.

The foregoing summaries of the Amended Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 9, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 14, 2025, the record date for the Annual Meeting, there were 30,674,855 outstanding shares of the Company’s Series A common stock. The Annual Meeting was conducted virtually, and the following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting, which are described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the U.S. Securities and Exchange Commission on April 30, 2025.

(a) Proposal 1 - Election of Class II Directors. Each of Elizabeth Grammer and Beth Seidenberg, M.D. were elected to the Board to serve as Class II directors until the 2028 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal, as follows:

Name	For	Withheld	Broker Non-Votes
Elizabeth Grammer	10,155,537	3,144,784	6,867,647
Beth Seidenberg, M.D.	13,183,216	117,105	6,867,647

(b) Proposal 2 - Ratification of Independent Registered Public Accountant. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year was ratified, as follows:

For	Against	Abstentions	Broker Non-Votes
20,101,671	30,959	35,338	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sagimet Biosciences Inc.

Date: June 10, 2025	By:	/s/ David Happel
David Happel
Chief Executive Officer